Form C

Cover Page

Name of issuer:

BLAZnTECH, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 11/4/2016

Physical address of issuer:

13850 Ballantyne Corporate Pl Suite 500
Charlotte NC 28277

Website of issuer:

https://blazntech.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

- ☑ Yes
- ☐ No

If yes, disclose how oversubscriptions will be allocated:

- ☐ Pro-rata basis
- ☐ First-come, first-served basis
- ☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

9/28/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$100.00	$0.00
Cash & Cash Equivalents:	$100.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	$0.00	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

BLAZnTECH, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Benjamin Bondar	CEO, CTO	BLAZnTECH	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Benjamin Bondar	CEO	2014
Benjamin Bondar	Founder	2014
Benjamin Bondar	President	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Benjamin Bondar	6.0 Common Stock	61.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> BLAZnTECH, is a late stage startup conducting a series A round of fundraising. Every startup carries risk for founders and investors. In order to mitigate those risks, we have assembled a team of industry experts and established a growth strategy targeted at positioning BLAZnTECH as the industry leader in weapons accessories. We are a veteran owned and operated weapons accessories company.
>
> We are transparent and direct in dealing with everyone involved in BLAZnTECH. Our BLAZnTECH customers, dealers, distributors, investors, and all of our supporters are the soul of our business. We believe that everyone plays an important part as a member of our team.
>
> We see the following as possible risks and things to consider when investing in BLAZnTECH, Inc.
>
> BLAZnTECH is currently oversold. We have an established production pipeline and supply chain management in order to ramp up production to meet the growing demand for our products. Our team of industry experts has positioned BLAZnTECH to increase growth in a commercial market with an aim at entering the DoD GSA schedule through prime contracting routes.
>
> BLAZnTECH enjoys a rich commercial market for our signature motorized weapons cleaning system (MWCS) kits and other proprietary accessories. This favorable situation may change if the federal government takes steps to limit personal weapons and firearms rights afforded to Americans under the 2nd Amendment to the US Constitution. Given the current and incoming elected officials and appointees, we expect this is a very small possibility.

BLAZnTECH has filed for both the U.S. and international patentspending on our signature motorized weapons cleaning system (MWCS). Our intellectual property law firm represents 65 of the fortune 100 companies with an excellent track record of success. We have a very high probability of securing our utility patent(s). However, there is a small risk that one or both of our patents do not get issued.

BLAZnTECH has produced the world's first and only motorizedweapons cleaning system (MWCS). Imitation products produced by competing companies may come into the market place. BLAZnTECH motorized weapon cleaning systems utilize the worlds smallest strongest motor coupled with innovative proprietary accessories to include; brushes and brush socks, cleaning rods, and attachments. We've partnered with industry leaders to bring our customers a high-quality durable product. FrogLube has added their signature cleaning and lubricant products to every kit. We've developed future concepts with Rainier Arms. Our manufacturing partners, PRIDE Industries, assembles our MWCS kits and has assisted in establishing DoD pipelines.

The BLAZnTECH community has provided us with excellent product reviews and testimonials. We are very proud of our product consistency and the high-quality standards we maintain. As we ramp up our production to meet the ever growing demand for BLAZnTECH products, our focus will always be on ensuring customer satisfaction. Our manufacturing partners are ISO 9001 certified, exceeding the industry standard in quality control management.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: BLAZnTECH will use the first $50,000 to produce a minimum of 2000 MWCS kits and accessory packages.

If we raise: **$100,000**

Use of Proceeds: BLAZnTECH will use the first $100,000 to produce a minimum of 2000 MWCS kits and proprietary accessory packages; including brushes, brush socks, and extensions for 9mm, .45cal, 5.56mm, 7.62mm. **Additionally, by raising $100,000 we will lower our cost of production by 8%.**

If we raise: **$250,000**

Use of Proceeds: BLAZnTECH will use the first $250,000 to produce 5000 MWCS kits and proprietary accessory packages. **Additionally, by raising $250,000 we will lower our cost of production by 20%. Allows BLAZnTECH to continue additional product development of the MWCS kits and proprietary attachments.

If we raise: **$500,000**

Use of Proceeds: With a $500,000 raise, BLAZnTECH will increase our workforce with a focus on hiring veteran employees. Additional man-power expands BLAZnTECH's customer service guarantees, allowing us to serve a greater customer base.

If we raise: **$750,000**

Use of Proceeds: At $750,000, BLAZnTECH initiates development of our next generation MWCS kit and additional accessory packages. Next generation developments include a foldable head, rechargeable battery, additional brushes and brush socks for shotguns and small bore rifles. BLAZnTECH will increase our workforce to provide service to a greater customer base.

If we raise: **$1,000,000**

Use of Proceeds: BLAZnTECH is intent on raising $1,000,000. We are building innovative new products and hiring veterans to make it happen. Our goal is to raise $1MM in order to create the next generation MWCS. In addition to the MWCS gen 2, BLAZnTECH will produce our first AR-15 Stock! BLAZnTECH has developed a revolutionary new way to carry your MWCS kit. Made from premium high quality materials, the stock is equipped with a compartment that houses the MWCS gen 2 with a spring loaded quick-release mechanism.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her

investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

<u>An Investor's right to cancel.</u> An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock, Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by the price of **Preferred Stock** issued to new Investors , or

- (ii) if the valuation for the company is more than **$10 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap (**$10 million**) divided by (b) the total amount of the Company's capitalization at that time.

- For the first 100K of the round investors will receive a valuation cap of $9.5M for the portion of their investment that is part of the first $100K.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors will have no voting rights, including after they receive **Preferred Stock**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Execution. Investors who invest less than **$50,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap (**$10 million**) divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock** , but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Preferred Stock**, and the value received by Investors was less than the value of the shares they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

- [x] Yes: No Voting Rights
- [ ] No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument may be amended, waived or modified only
upon the written consent of the Company and either (i) the Designated Lead Investor or (ii) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors; provided, however, that, the Valuation Cap may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Preferred Stock (list each class in order of preference):			
Preferred Stock	3300000	3300000	No
Common Stock	6700000	6700000	Yes
Other			

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	0
Options:	0

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than **$10 million**, the amount invested divided by the quotient of (a) the Valuation Cap (**$10 million**) divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Friends and Family Loan (informally associated with the BLAZnTech, Inc entity), of $100,000 at 20% total interest, no maturity. The amount currently outstanding is $120,000 to be paid when funds are available. There is another Friends and Family Loan of $50,000 with total $58,350 due as soon as Blazntech Inc is able to repay.

The Company also has $65,000 in outstanding debt to various contractors and employees of the company. The debt shall be paid back as soon as Blazntech, Inc has the funds available - there is no maturity date.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
11/2015	Section 4(a)(2)	Convertible Note	$66,000	General operations
11/2015	Section 4(a)(2)	Convertible Note	$120,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

BLAZnTECH, Inc. created and patented (pending) the world's first and only motorized weapons cleaning system (MWCS)! We produce, package, and market our signature MWCS to our customers and partners primarily by our BlaznTech.com website and online store.

Our primary target market has been the United States. However, we are seeing rapid growth in our global sales. We have become the worldwide front-runner in motorized weapons cleaning kits. Our aim is to be the high-end trailblazers and market leaders for weapons cleaning systems and weapons accessory providers!

Revenue Streams
BLAZnTECH, Inc. currently enjoys two primary revenue streams. The first is from the sales of our MWCS kit boxes. We have been retailing these kits for about $200 each. Our gross margins are often more than a 200% markup. However, We have largely sold out of our full kit boxes for now.

Our second revenue stream comes from our proprietary consumables. Each kit includes attachable nylon brushes, cotton brush socks, and weapons high-value CLP (Cleaner, Lubricant, and Protection) gel. These necessary weapons cleaning consumables account for almost half of our gross revenue. Our gross margins on these items are often more than a 200% markup as well. Our loyal customers who regularly reorder our products are a big part of our lifetime customer value integration plan.

BLAZnTECH, Inc. enjoys a very loyal and diverse fan, customer and support base. We engage regularly with our Facebook and Instagram followers. As a result, lots of products sales and BLAZnTECH company interest are generated from our online community.

Due to the fact that BLAZnTECH has become so popular with our online community, we are currently sold out of our products and trendy swag offerings. Thus, a major portion of the funds that we raise on our Wefunder campaign will be committed to more high demand products and swag purchase orders.

BLAZnTECH, LLC was originally founded in 2014 by our founder and fellow infantry soldier, Benjamin Bondar. He was looking for a fast and effective way to clean away grime and carbon buildup from all of the small arms such as rifles, pistols, etc. that his unit was carrying on patrol and fire missions. There was no such rapid and effective weapons cleaning system available. So he created one from the ground up!

Inventing, testing, experimenting and perfecting the BLAZnTECH MWCS that is on the market today took years of trial and error. He and his BLAZnTECH development team required quite a bit of engineering, intellectual property, and marketing costs to complete the current MWCS.

Sales began slowly with just a few units at the Joint Base Lewis-McChord, Washington (Seattle area). The military and personal firearms community liked the fast and effective way that the BLAZnTECH MWCS cleaned most all firearms without needing to disassemble them.

From there, the sales increased very quickly! We have currently sold more than 1,000 kit boxes with sales in more than ten countries globally. Our next production run will likely feature some field tested upgrades and other customer related improvements.

We strongly believe that BLAZnTECH's current products will continue to enjoy rapid growth and increased marketplace demand well into the year 2020. We plan to add several new and innovative products as our target market expands worldwide.

BLAZnTECH, LLC and Reincorporation

Based on our past BLAZnTECH, LLC data, our total revenue has grown by greater than 25% per year. However in 2017, we have new seasoned and all military veteran BLAZnTECH leadership team in place, we expect to surpass that.

BLAZnTECH, Inc. was created for several reasons. The BLAZnTECH, LLC was fine for the early stages of our product development and design phase of the BLAZnTECH motorized weapons cleaning system (MWCS) and our basic company needs.

However, for the BLAZnTECH product distribution and rapid growth acceleration phase, we required a new leadership team, a corporate plan upgrade (from LLC to C Corp). We became a Delaware C corporation that would accommodate our 2017 expected explosive growth. This C corporation also provides us a very favorable legal entity structure to raise outside funds from angel investors, VC's and/or Wefunder investors.

As for the BLAZnTECH, LLC, the financial statements are not yet consolidated nor complete. We plan to address and wrap up the LLC's business and do a full accounting soon.

BLAZnTECH, LLC sold about 1,000 MWCS kit boxes and consumables generating gross revenues of over $150,000. Assets include a $20,000 steel tool mold for the MWCS enclosure; customized and proprietary brushes and cotton socks; plus, all of these items are both USA and international patent pending.

Expenses include development, design, sourcing, engineering, prototyping, manufacturing, legal, patent search, assembling, packaging, labor, shipping and handling, business startup, administrative, etc. While a full accounting is not available at this time, these expenses came out to around $300,000 in total for the BLAZnTECH, LLC entity.

Operations

Our BLAZnTECH products are sourced globally but assembled, packaged, processed, and shipped from several hubs in the United States. However, in 2017, we expect that all of our production and distribution needs will be conducted exclusively within our United States operations hub centers.

Liquidity

We expect that BLAZnTECH, Inc. will raise significant funds from our successful Wefunder campaign. We strongly believe that we shall become self-sufficient and self-sustaining at the higher funding levels of our campaign. Raising substantial sums of money will also allow us to make our purchase orders at very favorable volume discounts. Ordering at these important discounts will significantly contribute to our bottom line profitability.

BLAZnTECH, Inc. is in excellent financial shape. We have the following debts: Friends and Family Loan (informally associated with the BLAZnTech, Inc entity), of $100,000 at 20% total interest, no maturity. The amount currently outstanding is $120,000 to be paid when funds are available. There is another Friends and Family Loan of $50,000 with total $58,350 due as soon as Blazntech Inc is able to repay. The Company also has $65,000 in outstanding debt to various contractors and employees of the company. The debt shall be paid back as soon as Blazntech, Inc has the funds available - there is no maturity date.

BLAZnTECH, Inc. plans to grow and partner with our customers, distributors, partners and fans. We have a tremendous and underdeveloped marketplace opportunity. We expect our firearms cleaning and firearms accessory ecosystem to continue to grow both is users and fans. Look to us to produce our growing success and expanding our high-end product range.

Cash on Hand / Burn Rate
As of July 2017, the company had approximately $5,000 cash (or cash equivalents) in bank. We have been sold out for several months and earning no revenue. We have spent approximately $10,000 as of July 26, 2017 for the month of July and expect future expenses to be similar as we ramp up production.

However, going into production will be costly, which is what we are raising funds for. We generate income by selling kits, but the previous batch of produced kits are largely sold out, so we will need to produce more in order to generate income. We are working on lining up potential purchase orders for when that happens.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

   C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://blazntech.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any

payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Blazntech SAFE Early 9.5m
- Blazntech SAFE

Appendix C: Financial Statements

- Financials 1

Appendix D: Director & Officer Work History

- Benjamin Bondar

Appendix E: Supporting Documents

INVEST IN BLAZNTECH

Weapons maintenance without weapons disassembly

BLAZnTECH is a veteran owned and operated company. We have developed the world's first and only motorized weapons cleaning system - a pocket sized power tool that provides the fastest and easiest way to clean most commonly used firearms.

Benjamin Bondar
CEO & FOUNDER, BLAZNTECH


FOLLOW US FOR UPDATES
199 FOLLOWERS
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BLAZNTECH
215
investors
$95,731
raised of $50K-$1M goal
$100 min
INVEST
by Wefunder Portal LLC

Future Equity (SAFE)

$10M valuation cap

A SAFE gives you the right to future shares in BLAZnTECH. If you invest, you're betting the company will be worth more than $10M in the future.

EARLY BIRD BONUS: $9.5M Valuation Cap
Investors who fund the first $100,000 of this fundraise will invest at a $9.5M Valuation Cap.

INVESTOR PERKS

$250+ BLAZnTECH MWCS [1 kit] + 10% lifetime discount Additional Items included with each MWCS: • Custom 5.56 Chamber Brush • Custom 7.62 Chamber Brush • Custom 9mm Brush • Custom .45ACP Brush • Proprietary Brush-Socks for 9mm and .45ACP Brushes (25pack) • Proprietary Brush-Socks for 5.56 and 7.62 Chamber Brushes (25pack) • Barrel Brush Extension Rod • FrogLube 1.5oz CLP • FrogLube 1oz Solvent • Lanyard • 9v Duracell Battery • Ballistic Nylon Case

$500+ **Be the first to get hands on new product and gear before it hits the shelves.** BLAZnTECH MWCS [2 kits] + dealer discount rates on all that BLAZnTECH has to offer including apparel, patches and gear.

$1,000+ **BLAZnTECH dealer pricing and packages** BLAZnTECH MWCS [3 kits] + full BLAZnTECH dealer package including; apparel, patches and gear + dealer discounts throughout the whole BLAZnTECH line of products: kits, accessories and merchandise.

$2,000+ **Join our partners list on blazntech.com and receive an annual report from the CEO.** Get hands on new product and gear before it hits the shelves. + a featured membership in our news article and additional promotional streams This option includes preferred dealer status and marketing package: BLAZnTECH MWCS [4 kits] + full BLAZnTECH dealer package; limited edition hats, apparel, patches and gear + dealer discounts throughout the whole BLAZnTECH line of products

$5,000+ **Test products with us in the field** +Join our partners list on blazntech.com + receive an annual report from the CEO + participate in quarterly product reviews + research and development testing. + a featured membership in our news article and additional promotional streams This option includes preferred dealer options and marketing package: BLAZnTECH MWCS [5 kits] + full BLAZnTECH dealer package including; apparel, patches and gear + dealer discounts throughout the whole BLAZnTECH line of products.

$10,000+ **Seat on the BLAZnTECH advisory committee** + Test products with us in the field. +Join our partners list on blazntech.com + Includes VIP dealer options + a featured membership in our news article and additional promotional streams BLAZnTECH MWCS [10 kits] + full BLAZnTECH dealer package; limited edition hats, t-shirt, patches and BLAZnTECH gear + dealer discounts throughout the whole BLAZnTECH line of products.

OUR AMBITION

BLAZnTECH is a company we are all proud to be a part of. Our ambition is to provide all gun owners with a fast, effective, and enjoyable way to clean their firearms. Guns get dirty, they need to be maintained. Our focus is on providing gun owners, military, and law enforcement with the fastest and easiest way to clean their dirty firearms. BLAZnTECH is zeroed in on revolutionizing weapons maintenance and providing a luxurious cleaning experience.

KEY FACTS

- Compact design -- clean firearms without disassembly
- High torque precision motor -- 300+ RPM
- Saves time -- hours spent cleaning reduced to minutes
- Eliminates unnecessary wear -- nylon bristle brushes & cotton brush socks that DO NOT damage your guns like most traditional steel rods & brushes do
- US and international patents pending - legal team represents 58 of Fortune 100 companies.
- Patent 1: Design and utility of the device
- Patent 2: Proprietary cleaning equipment: attachments & accessories

https://blazntech.com *from Res Triangle Park NC* TECH RETAIL ADVENTURE B2C B2B HARDWARE

WHY I LIKE BLAZNTECH

What excited me about BLAZnTECH from the first moment I heard about their product was the idea to revolutionize something so essential, ubiquitous and critical as cleaning a firearm. I love being part of something that is not just another fad, but is innovative and actually improves peoples' lives - and this product achieves this with flying colors! It is very special to help bring something to the world that will not only increase effectiveness of our military and those in law enforcement, but also has the potential to increase the safety of their lives. And to top it all off, I really love that this product allows users to enjoy the actual process of weapons maintenance. It's not very... READ MORE



Andrey Tkachuk

DIRECTOR OF FINANCE AT DEMANDFORCE. - INVESTED IN BLAZNTECH

THE BUZZ ABOUT BLAZNTECH

This is now the only firearm cleaning system I will own from here on out. @blazntech The quality is exceptional, packaging is very impressive, and the firearm compatibility exactly fits my needs.

@1k_cory

Happy Customer

The game has changed. No more baby wipes or failed weapons.

Lars Connon

Happy Customer

This seems to be an excellent tool for quick cleaning and could save a life. Also. I would like to thank each and every one of you for your service and the sacrifices you endured. From the bottom of my soul. Thank you.

Charles Rogers

US NAVY VETERAN, USS NASSAU LHA-4

Tactical Shit Review of BlaznTech's Motorized Weapons Cleaning System

August 29, 2016

We take an in depth look at BlaznTech's MWCS.

AR-15 - BLAZnTECH Motorized Weapons Cleaning System

December 23, 2015

I show how to use the BLAZnTECH Motorized Weapons Cleaning System (MWCS) on my AR-15. I also share my thoughts while overviewing this product. https://blazntech.com/ https://www.rainierarms.com/blazntech-motorized-weapons-

BLAZnTECH Motorized Weapons Cleaning System

December 9, 2015

Chummerz review on BLAZnTECH's MWCS. Introducing the world's 1st Motorized Weapons Cleaning System. This pocket sized tool is designed to fit in the ejection port to be able to clean without disassembling your upper receiver. The Custom

BLAZnTECH Motorized Weapon Cleaning System Set to Ship in September

August 22, 2015

I posted last May introducing BLAZnTECH and their innovative firearms cleaning system. BLAZnTECH originally had a shipping date in July. They've since pushed the shipping date to September, but are manufacturing limited quantities for and offering

Motorized Weapons Cleaning System by BLAZnTECH - The Firearm Blog

May 20, 2015

Now here is something that I really wish I had during my time in the Corps... the BLAZnTECH motorized weapons cleaning system. Its so simple, its brilliant. A rotating brush for cleaning the chamber of an AR (or other components with suitable

Coming to the Range: BLAZnTECH Motorized MSR Chamber Cleaning Kit

May 15, 2015

Any MSR shooter knows the joy of firing off a few hundred rounds is almost directly countered by facing the grim reality of cleaning your rifle when you get home. It's especially defeating if you have a direct impingement MSR.

BLAZnTECH Motorized Weapons Cleaning System

May 14, 2015

Posted on May 14th, 2015 by ar15news BLAZnTECH is a new company bringing an equally new cleaning product to market. Its their Motorized Weapons Cleaning System which is designed to clean the lugs and chamber of your AR or handguns. The

Firearms Maintanence Hasn't Changed in Years

Everyone from the military to gun enthusiasts, still cleans firearms with hand tools. Until now.

With BLAZnTECH, you simply lock the bolt or slide to the rear then insert the cleaning device. You're done in minutes and ready to shoot. Traditional weapons cleaning kits require disassembly of the firearm. They contain mainly steel rods and brushes. Breaking down the gun and using hand tools wastes valuable time. Our unique motor enables thorough cleaning without disassembly which is a game changer for the military and gun owners alike. BLAZnTECH saves gun owners time without adding additional wear to the firearm.

Market Size and Investment Potential

BLAZnTECH is revolutionizing weapons maintenance and creating a whole new market of motorized cleaning systems. Industry leading competitors sell over 25,000 traditional cleaning kits every week, by 2020 we aim to have 10% of all domestic firearms owned by civilians (270 million firearms) be cleaned with BLAZnTECH products.

Firearms Manufactured by Year in the U.S.


12M
10M
8M
6M
4M
2M
0
'86 '87 '88 '89 '90 '91 '92 '93 '94 '95 '96 '97 '98 '99 '00 '01 '02 '03 '04 '05 '06 '07 '08 '09 '10 '11 '12 '13
Pistols
Revolvers
Rifles
Shotguns
Miscellaneous firearms

270 Million

Guns in the US

$6 Billion

Firearms accesories industry (US)

First Conceived in Iraq as a Reliable Cleaning Tool

The world's first and only motorized weapons cleaning system.

BLAZnTECH is a pocket-sized tool that manages to quickly and effectively clean most commonly used rifles and handguns without the need to disassemble the firearm.



Glass-Reinforced Nylon Enclosure!

Bright White LED!

300+ RPM Motor!


BLAZnTECH

Proprietary Brush-Socks (100% Cotton)!

Nylon Brushes Specifically Designed for Rotation!

3 Year Limited Warranty!







Business Numbers

1,000+ units sold; this is just the beginning.

We've sold-out over a 1,000 units during our R&D stage. For our production stage, we plan to sell hundreds of thousands of Blazntech tools and kits.

$55 Current cost of production	**$200** Suggested retail price	**$30** Predicted cost of production in 2017

Produced by veterans here in the U.S.

PRIDE Industries conducts our products assembly and distribution. They are a ISO 9001 Certified (Highest Quality Control) and qualified 501c nonprofit. They hire mostly disabled people and have operations in 14 states. Many of their employees are disabled veterans. PRIDE provides us the ability to scale in order to meet our goal to sell and shipping thousands of BLAZnTECH tools and kits.

Our Customers

Military, Police, & Gun Enthusiasts

BLAZnTECH proudly serves a global customer base comprised of firearms enthusiasts, law enforcement, and military.

Testimonials and Video Reviews

The world already has a lot to say about Blazntech

"*This seems to be an excellent tool for quick cleaning and could save a life. Also. I would like to thank each and every one of you for your service and the sacrifices you endured. From the bottom of my soul. Thank you.*"

Charles Rogers

US NAVY VETERAN, USS NASSAU LHA-4



Blazntech Cleaning an AR-15

Reviewed on video by Rainier Arms.



The Full Kit

This reviewer breaks down the entire Blazntech package.

We've Come a Long Way in Two Years

Our early stages of development consisted of trial and error to determine which key components were necessary to deliver an effective product. The housing, motor, circuitry and battery components have been sourced through reliable original equipment manufacturers. We've partnered with FrogLube and PRIDE Industries to deliver a cutting edge product. Since the initial launch, we've been gathering important feedback from our customers. Empowered with that knowledge, we've made further product improvements. Our next iteration will include a redesigned circuit board and other product enhancements. This upgrade increases durability in the field and significantly reduces assembly costs. We look forward to an ongoing relationship with our customers, investors, and global fans to develop products for the future.



Ben in Iraq

Stationed at Camp Taji, Iraq, Benjamin Bondar discovers need for Motorized Weapons Cleaning System.

September 2009

November 2014



First Investor + Product Designer

After multiple prototypes, Benjamin Bondar acquires his 1st investor Andrey Tkachuk and gets the help of SAMSUNG product designer Steven Tkachuk.

January 2015

September 2015



Relocation and Patents Filed

Team relocates to Washington state to work closely with Rainier Arms. Blazntech managed to quickly establish brand recognition and demand for the MWCS. In addition to that, we acquired the help of Sutherland Asbill & Brennan LLP (represents 58 Fortune 100 companies) and filed a nonprovisional utility patent.

January 2016

August 2016



Research Triangle Park, North Carolina

Having quickly sold out of his inventory, Benjamin Bondar has relocated to North Carolina and organized an all new Delaware-based C corporation (BLAZnTECH, Inc). He has then officially licensed his patent to BLAZnTECH, Inc and organized a new team of combat veterans to help lead BLAZnTECH into mass production.

November 2016

January 2017



10,000 Units Sold

With planned retailer partnerships and new distribution channels in the US, we plan to ship 10,000 units by this coming summer.

July 2017

December 2017



First Prototype

Benjamin Bondar builds his 1st prototype and begins his search for qualified engineers. Discovering disabled Vietnam veteran Nick Udall, he then continues to build his team under the company name of BLAZnTECH and files a provisional patent.



Blazntech Partners with Pride Industries

In search of the highest standards of quality, durability, and value, BLAZnTECH established it's full assembly with Pride Industries. PRIDE is a US based, ISO 9001 certified, non-profit company that employs veterans and people with disabilities.



1,000 Units sold to individual customers


LAS VEGAS

BlaznTech, a "featured product" at Shot Show in Las Vegas

50,000 Units Sold

Holidays are a great time to gift the latest greatest accesory in firearms. We plan to have our ecommerce business humming by next hoiday season to ensure we can keep up with demand.

Join Us for the Ride!



Keep Your Ballistics and Guns True

Most gun enthusiasts love the anticipation of the overwhelming joy that is felt as the sights are aligned and the trigger is slowly depressed. The hammer falls on the firing pin thrusting it forward to slam into the primer. That split second as the internal spark ignites the gun powder, pushing your projectile forward down the barrel at speeds of 2,580 ft/s. The smell of the burnt powder, the recoil of the rifle that then sounds that beautiful steel down range. This, my friends, is what a lot of us live for.

Fast-forward to the end of the day. You and your brothers-in-arms had an amazing day on the range. You've pushed yourself and your equipment to the max. You've made some improvements and you've learned some valuable lessons. What next? Time to break out the old-school cleaning kit. You've spent a lot of money on some tools that require a lot of time to get that star chamber spotless. Yes, the dreaded star chamber..........

What we have, and are bringing to market, significantly reduces that most precious commodity that is equal to everyone (TIME). Our patent pending tool has been designed to clean your chamber as efficiently and as safely as anything on the market. Many of us have spent countless hours on weapons maintenance. What you will find with BLAZnTECH's Motorized Weapon Cleaning System is a method that will bring your chamber to near zero carbon deposit without damaging it. All while spending a fraction of the time and without using the parts cleaners that can damage your weapon accessories.

Come enjoy the ride with this Veteran Owned Company and let's start to change the way the gun industry looks at weapons maintenance. Ensure you look at the perks for our Wefunder campaign and get on the ground floor of this amazing company.

Thanks for all!

Blazntech Team

SHOW LESS

Letter from Founder / CEO

January 9, 2017

Respected investors, colleagues and friends:

Developing the world's first and only Motorized Weapons Cleaning System has proven to be a rewarding challenge. BLAZnTECH has gone through many struggles while focused on product development and streamlining production. We've grown an experienced team of industry professionals and established partnerships with industry leaders. We've come a long way.

I'm truly honored and grateful for each and every one of you.

I find myself overwhelmed with gratitude not only for our team and supporters but most of all, for our brothers and sisters who have paid the ultimate sacrifice in defending this nation. It is their selfless service that has allowed us this opportunity. It is this very motivation that inspires our BLAZnTECH team to work each day knowing that we honor their memory.

BLAZnTECH is a U.S. veteran owned and operated company. We continue serving our country by standing strong for the 2nd Amendment and all rights provided under the constitution. As an Army veteran, I know the importance of protecting constitutional rights and solving our nation's challenges of unemployment within free-market capitalism. Our team of executives have all served our country in some way. Veterans of every branch and background have worked to create a product we can all be proud of.

Thank you for your support in establishing BLAZnTECH as the market leader in motorized weapons cleaning systems. Together we are revolutionizing the firearms accessories business.

I'm confident that everyone will find our investment opportunity to be most rewarding. Thank you for your time and consideration.

Looking forward to a beautiful partnership,



Benjamin Bondar
Founder & CEO
BLAZnTECH

SHOW LESS

FOUNDER



Benjamin Bondar

CEO & Founder

Benjamin is a former stock market analyst - managing over 2.3MM with his own trading floor. He is a veteran of Iraq, FAA certified pilot, and inventor of the Motorized Weapons Cleaning System.

AND THE REST OF THE TEAM



Steven Tkachuk

PRODUCT DESIGN



Nick Udall

DIRECTOR OF ENGINEERING



Cody Cuellar

Creative Director



William H Tate

Advisor

William loves to train, advise and assist people in solving their money management challenges.



Michael Penney

Advisor

Michael is a Marine combat veteran of Iraq and Afghanistan. He is a combat marksmanship instructor, foreign weapons instructor, NRA instructor, Chief Range Safety officer, entrepreneur and, inventor.



Cj Dugan

Business Development

RAISED $281,731 FROM 215+ INVESTORS

$120,000	$66,000	$95,731
November 2015	November 2015	In Progress
CONVERTIBLE NOTE	CONVERTIBLE NOTE	



Andrey Tkachuk

For the last 16 years, held various business consulting and finance/operations management positions in Software/Hardware companies in Silicone Valley.



Serge Bondar



Craig Vom Lehn

MBA, BS in Accounting, expert in Strategy and Financial Planning/Analysis. Family man and dividend investor in Gilbert, AZ



James Donnell

58, an auditor and former banker for past 20 years. Have become so interested in investing in start ups. My interests are in tech, medical companies primarily.



Nathan Gotch

Founder and CEO of Gotch SEO Academy



Paul Matthew

MORE INVESTORS

DETAILS

– COLLAPSE ALL

What is Blazntech?

BLAZnTECH is a revolutionary new weapons accessories company. BLAZnTECH has developed and released the world's first and only motorized weapons cleaning system; a pocket-sized tool that cleans firearms without any disassembly. The idea for the device came out of necessity. While I was serving in the military overseas, I had to constantly clean my weapon. We shot a lot of training drills, firing thousands of rounds at the range. It's important to clean the rifle to the highest standards prior to going on a patrol. The chamber is constantly being filled with carbon on direct gas systems, such as that of the M-16 model variants. It needs to be cleaned regularly to ensure the cycle of operations is not interrupted. Upon return to the states, I had looked for device like this and was astonished to realize nobody had come up with it yet. Now, after multiple stages of product development, BLAZnTECH has produced the world's first and only motorized weapons cleaning system. Fitted with a compact, ultra high torque motor and nylon brushes, the cleaning system is small enough to reach all areas of the firearm without causing damage.

Do you have competition?

Conventional cleaning systems are our current competitors. They rely on metal brushes and cleaning rods to scrape out the chamber. This requires the user to disassemble the weapon. Most professional users prefer not to use metal brushes, instead they primarily use Q-tips and dental picks for their stock chamber. We are the first to market with a patent pending motorized cleaning device and proprietary brushes, socks, cleaning/protectant and industry leading partners to accelerate production to reach a growing demand.

Why is this cleaning tool different from all the other options?

Cleaning a firearm by hand is tedious work. It's a time consuming process that involves breaking down the weapon and scraping the hard to reach areas of a gun, mainly the chamber. Solvents and soak tanks strip the lubricant from all metal parts. Still, the most effective way to deep clean a rifle is using soap and warm water. All of these solutions involve taking apart the gun and thoroughly scrubbing everything. BLAZnTECH has found a better way. At 300+ RPM the motorized weapon cleaning system is the fastest, most effective way to clean all your firearms. We take pride in delivering a high-quality product our customer can rely on. We built our tool to function in war - where reliability is the only thing that matters.

Do you have a patent for the device?

We do. Our patent applies not only to the device but the ability to clean a firearm outside of disassembly. Our intellectual property is domestically and internationally protected.

Who are your potential customers?

We've identified target areas throughout the U.S. and global markets. The midwest, Texas, Colorado and the southeast are the bulk of our market. Our goal is to establish a large commercial dealer distributor network, selling direct to them. The intent being to legitimize our product in a strong commercial market, then bring it through the proper DoD channels. We will sell through two-tier wholesalers who are also prime vendors on the GSA schedule. They are able to sell direct to units with the proper impact cards and post items on the GSA open market.

Our end users include veterans, gun enthusiasts, men, women, young and old; there are 80 million American gun owners. To expand our customer base, we are producing various caliber brushes. Currently our product cleans most commonly used firearms; 9mm, .45cal, 5.56mm and, 7.62. We plan to manufacture .22LR, 12GA and 20GA in the future.

Where did you get the idea and how has it evolved? ^

The idea first came to me in boot camp, but the need became apparent when I went to Iraq in 2009. That's also when my research began. When I left the military and went to school, I started to work on a prototype to see if such a product was even possible. I had begun working with a disabled Vietnam veteran who helped make the product more presentable. The next year I began working with an engineer. After several prototypes we established proof of concepts. Also, I worked with a SAMSUNG designer to give the tool the look and feel I wanted. In 2015 the product went to market.

What are your production costs? ^

The majority of our costs are associated with production. Our lean production model is labor intensive. We have worked with our production partners to streamline the manufacturing and assembly process We are focused on delivering a high quality product that everyone can be proud of.

Where do you produce Blazntech? ^

We've partnered with the esteemed PRIDE Industries for our production facility. They employ over 5,600 Americans, half of whom are disabled. They have Department of Defense contracts and products on the GSA. Recently, partnered with an even bigger nonprofit organization called SourceAmerica; "SourceAmerica creates a platform for people with significant disabilities to be seen and heard...and hired." (sourceamercia.com). We are excited and honored to be working with such a highly respected industry leader.

Where are the products sold? ^

We currently sell through our website; we provide dealer pricing for those that qualify and ship packaged and marketed product in bulk. Approximately 70% of the product is sold through our website and 30% being sold through dealers. Our dealer verification process ensures high-quality product is being sold at manufacturer controlled price points.

How important are government contracts to your retail strategy? How else will you sell Blazntech? ^

Our retail strategy is based on direct sales and dealer offerings. The government market is secondary. We have established relations with the DoD and sent units for testing. The Pentagon has requested units, and the military's Maryland Aberdeen Proving Ground currently has products for testing.

Our primary focus is to establish credibility in a commercial market while working to deliver a solution for military application in the long term.

Gun dealers are the biggest clientele, and they're big fans of the product. Our cleaning system was created with the AR-15 in mind. It's the most widely sold firearm in America. The motorized weapon cleaning system is a high quality tool that displays nicely, demonstrates reliably and sells well at a comfortable margin.

What's stopping you from filling the orders you're already getting? ^

We have gotten amazing feedback from our customers already using the cleaning system. The motor and brushes work well and operate as intended. In order to deliver a reliable high-quality product, we have pushed a large amount of capital into labor costs. Our current lean production method is time consuming. Products that have been purchased are being delivered daily.

Our engineers, along with PRIDE Industries, have developed a manufacturing and assembly process to facilitate the large sales volume we've encountered. Now it requires the capital necessary to make the dream a reality.

We have produced a patent pending product and established proof of concept. We've assembled a team of industry experts and subject matter experts from a variety of business and tactical shooting disciplines. We've aligned ourselves with respected partners such as FrogLube and PRIDE Industries.

Why are you raising money?

Our intent is to grow the company with the support of our fellow firearms enthusiasts. With the funds raised, we will ramp up production using refined manufacturing methods to ensure quality control and smooth supply chain management. We will have the ability to drastically scale production and fulfill the growing demand.

What are the key problems you're thinking about for the next year?

Customer satisfaction is our key concern. Delivering products in an efficient manner and handling all customer issues quickly and effectively. It's important that we have the right staff in place to answer any kind of questions there might be. The product works as advertised. It delivers on being the fast, effective way to clean your firearms.

Where does your product fit into the existing market?

Weapons owners spend $13 billion every year on accessories. The firearms and ammunition industry impact, in the US alone, is over 49 billion according to the National Shooting Sport Foundation (http://www.nssf.org/impact/).

Traditional cleaning systems require disassembly of the firearm. It takes a long time and puts unnecessary wear on the internal components of the firearm. Our motorized cleaning system employs a high torque, high speed, nylon brush coupled with FrogLube to scrub the chamber. Then wipes it clean with a fresh brush sock at 300+ RPMs. Effectively and efficiently cleaning your gun in seconds without any disassembly of the firearm. A high tech solution for an age old problem.

What's one of the biggest hurdles you've faced since starting the business?

It has been difficult to develop a motor that could meet the demands we needed to put on it. We've gone through many stages of development, learning with each failure. We take pride in knowing our product provides a direct power drive through the cleaning head and into the chamber. This revolutionary motor is what makes 21st century cleaning technology possible.

Why raise money from all of your customers and fans?

It's important to our company that we serve through fellow ownership. We are asking our community of fellow firearms enthusiasts to come and be part of something greater than themselves. By joining Wefunder and investing in BLAZnTECH you own a piece of that future. We have done the heavy lifting by creating the product and ensuring it proved what we said it would do. Now we offer an investment in our company to ensure it's success in the long term. We are veterans working to build a better piece of gear for all of us to enjoy. Let's build something together.

Tell us about the team? Why will you win?

The best definition for the word entrepreneur is problem solver, we believe it's important for our potential investors to recognize the fact that we have been finding solutions for impossible challenges throughout military service and our entire lives.

Benjamin Bondar joined the U.S. Army as an infantryman. He was offered the rare opportunity to serve in the oldest active infantry regiment: "The Old Guard" is the U.S. Army's official ceremonial unit and escort to the President. Later, he deployed to Iraq in support of detainee operations and combat patrols. During his time overseas, he discovered the need for a pocket-sized tool that can allow soldiers to have weapons maintenance without weapons disassembly. He spent over two years in product development to ensure proof of concept before founding BLAZnTECH. Benjamin has patented the world's 1st and only Motorized Weapons Cleaning System - a pocket-size tool for cleaning weapons quickly and effectively without any disassembly. Benjamin was born in the Soviet Union, his father was a Christian evangelist that was continuously persecuted by the KBG for his faith and church service. Benjamin was raised in California and has helped his financially struggling family by working with a commercial vacuum on his back since the age of 9.

Michael J. Penney is a Marine combat veteran of Ramadi, Iraq; Kajaki and Sangin, Afghanistan. He served with 3/7 weapons company deploying twice to Ramadi in 2005 and 2007. Upon reenlistment Michael transferred to Quantico to become an instructor. He is certified as a combat marksmanship coach, trainer and instructor trainer. He's a formal school instructor and school trained designated marksman and foreign weapons instructor. In 2010 Michael volunteered for a third combat tour, this time with 1st battalion 5th Marines, leading a section of advisors through Kajaki and Sangin Afghanistan. After 8 years of service, Michael left the Marine Corps as a Sergeant. Now he is an entrepreneur and inventor. His first product, the magazine insert for cleanliness and safety, prevents dirt, dust and debris from entering the internal components of the firearm. The product is injection molded and delivered thru the same channels as BLAZnTECH. Michael's skill-set, knowledge and expertise brings a unique perspective to the BLAZnTECH team.

William Tate started his US Army career when he turned age 17 and enlisted in the local Army National Guard while still a junior in high school. He secured an Army ROTC scholarship at Ole Miss and was a commissioned officer. His first duty was as Executive Officer assigned to a US Army Special Forces (Green Beret) A- Team. While with the unit he conducted successful missions in Africa, Central America, Europe, and the Middle East retiring after 18 years of honorable and global service due to the 1994 Forces Reduction Act. Straight out of the Army, William became a financial advisor, which led to a wide-ranging background in the financial planning and financial services industry. He has been a financial trainer, advisor, and manager in Silicon Valley with well-known financial services firms such as Morgan Stanley. BLAZnTECH values William's extensive experience in Wall Street financial services and his background in working with small innovative startup companies.

ASK A QUESTION

Type your question here...

ASK QUESTION

Barnaby Zelman Jan 26

Your valuation looks high, can you please explain your justification for $10mm at this early stage?



William H Tate Advisor EMPLOYEE Jan 31

Thanks for your question. It is a good one. I'll try to explain our early stage market valuation this way.

1. We have thousands of customers who have either ordered our Blazntech kits either on back order and/or they have told us that they want to buy them to resale in their many gun stores.

2. We have many US military and law enforcement departments that want our tools and kits for their own firearms operations.

3. We are also enjoying an increase interest from our international Blazntech customers and fans.

4. The great thing about our Blazntech Wefunder campaign is that our investors help us determine the true market price for our Blazntech products and offerings. For example, we are offering 10% of our Blazntech company preferred stock to our Wefunder investors. If we only raise $50,000 minimum on our Wefunder campaign, then the open market tells us that our company is only worth $500,000. However, if we raise $1 million on Wefunder (like we plan to do so), we'll have a clear independent open market valuation of $10 million or more. BTW, the Wefunder's maximum limit is only up to a $1 million.

5. In a widely reported announcement on 27 January 2017, the new Trump Administration and Defense Secretary Mattis created and signed into action a new Pentagon directive to modernize and upgrade weapons system maintenance. This new presidential act orders the Pentagon to develop new tools and resources for our US Military. This directive is especially timely and fortunate for Blazntech and its investors. We are now well positioned to ride this new wave of weapons systems maintenance upgrades.

LIKE

Preet Anand Feb 9

Can you speak more about the demand from military and law enforcements? Can you mention names? Do you have letters of intent? Right now on ~$100,000 in revenue, a 100X valuation of that is very high. Really cool product though.



William H Tate Advisor EMPLOYEE Feb 11

Thanks for your questions, Preet. We agree with you that when most military, law enforcement, and serious shooters play this our Blazntech tool and kit, they think that is really cool too!

That said, Blazntech is the new cool tool for gun cleaning, period! There is nothing else like it on the market anywhere worldwide. Our Blazntech weapons cleaning system is the fastest and easiest way to clean your dirty guns that you will ever use. No other gun cleaning kit on the planet has been modernized, automated, and motorized for the 21st century in the way that Blazntech is now.

We are on our way to becoming the Apple of the gun cleaning industry! As Steve Jobs famously said; " Innovation distinguishes between a leader and a follower." Blazntech IS the leader in the gun cleaning industry! We compare very favorably to Apple in the following ways: Apple makes only a few but very beautiful, yet highly functional computer/phone products. Their products are all at the luxury end of their industry in terms of both quality and cost. Apple has about the same market share in the computer industry as Mercedes Benz and/or BMW does in the auto industry. And on and on Apple and Blazntech compare well to each other in their respective industries. While we do not have the same roughly 10% of the gun cleaning market share, today. We are well on our way. Our point is that we plan to follow the same high quality, high value, and high price success path as Apple did. Imagine if you could go back in time and get into Apple as a similar valuation startup when they first began to grow? Blazntech is the "little Apple" in the global gun cleaning world.

JC Dugan is our Blazntech military and law enforcement business development, guy. He retired in December 2016 as a Master Sergeant after 20+ years of honorable service. He served most of this time in the Amy Special Forces (Green Berets) and in Delta Force. CJ came to us with outstanding military experiences, background, and worldwide contacts. He has brought us all kinds of high-value military and law enforcement contacts. We expect that these forthcoming product purchase orders will keep us busy for at least the next 18 months. For example, our Blazntech team was at SHOT SHOW in Las Vegas last month. CJ lead us to over a dozen of his best Blazntech early adapter in the Spec Ops, SWAT, FBI, etc. contracting companies community. Among his top three strong contacts were; Geissele Automatics, Darley Defense, and Nemesis Arms. All of these fine folks are great examples of first-class product providers to the military, law enforcement, and serious shooters globally. CJ has long-term and solid relationships with the decision makers in multiple firearms and related companies. One company Rep said to me at SHOT SHOW when I asked if their company was going to do business with Blazntech- "It is all about long-standing relationships in our industry. CJ and I deployed together to lots of hot zone places. Most of the guys that we work with around here are combat Vets too. When we look each other in the eye and shake hands on a business deal. It is 99% done. The paperwork just completes it. Because your whole Blazntech team are combat vets and we know and trust CJ, we are going to do business with you." I'd say that is a pretty strong letter of intent.

RISKS SPECIFIC TO BLAZNTECH

1. BLAZnTECH, is a late stage startup conducting a series A round of fundraising. Every startup carries risk for founders and investors. In order to mitigate those risks, we have assembled a team of industry experts and established a growth strategy targeted at positioning BLAZnTECH as the industry leader in weapons accessories. We are a veteran owned and operated weapons accessories company.

We are transparent and direct in dealing with everyone involved in BLAZnTECH. Our BLAZnTECH customers, dealers, distributors, investors, and all of our supporters are the soul of our business. We believe that everyone plays an important part as a member of our team.... READ MORE

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

BLAZnTECH is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

Can I change my mind and get a refund?
How is Wefunder compensated?
Have another question?





Benjamin Bondar

CEO & Founder

Charlotte, North Carolina Area | Electrical/Electronic Manufacturing

Current	BLAZnTECH
Previous	Bondar Entertainment, LLC, The Old Guard (U.S. Army's official ceremonial unit and escort to the President.), Royal Treasury, INC (Partner of Dimension Brokerage, LLC)

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https://www.linkedin.com/in/benjaminbondar

Contact Info

Background

Summary



L-39 Albatross Aerobatics (Top Gun Pose)



Pitts Aerobatics



Cirrus SR-22 45° bank over...



Directing "Persecuted" the ...



Larry

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Experience

CEO & Founder
BLAZnTECH
June 2014 – Present (2 years 8 months) | Charlotte, North Carolina Area

Engineering and manufacturing company, providing the world's first Motorized Weapons Cleaning System.



PRIDE Industries



BLAZnTECH MWCS

Business Owner
Bondar Entertainment, LLC
January 2013 – January 2015 (2 years 1 month) | Los Angeles

-Written, Produced, and Directed "Persecuted" Best-Selling iTunes Short.

https://itunes.apple.com/us/movie/persecuted/id908469353

Persecuted - IMDB

Persecuted - iTunes

11B Infantry Soldier
The Old Guard (U.S. Army's official ceremonial unit and escort to the President.)
2008 – 2012 (4 years) | washington d.c. metro area

-Ceremonially performed and supervised over 500 funerals at the Arlington National Cemetery, and over 1000 military ceremonies throughout Washington D.C.

-Security Detail for 2009 Presidential Inauguration.

-Escorted members of congress and foreign dignitaries.

-Deployed overseas in support of detainee operations and combat patrols.

Iraq

Senator John McCain

Pentagon

Pass-In-Review!

CEO, Market Analyst

Royal Treasury, INC (Partner of Dimension Brokerage, LLC)

2006 – 2008 (2 years) | greater new york city area

-Managed trading office with 15 day traders.

-Personally held responsible for partners combined trading margin of $2.3 million.

-Built and programed multiscreen trading workstations.

-Performed remote operations with both domestic and international traders.

-Reviewed traders daily market executions, account P&L, and maintained individual account restrictions.

Configuring eSignal candlestick charts and ti...

Shorting Bear Sterns.

Bank Teller
Washington Mutual Bank
2004 – 2006 (2 years) | Napa, CA

-Supported customers in all banking transactions.

-Balanced ATM machines, bank vault, and angry customers.

-Performed branch opening and closing procedures.

Certifications

Pilot
Federal Aviation Administration - FAA, License 3179090

Languages

English
Native or bilingual proficiency

Russian
Native or bilingual proficiency

Skills

Top Skills

Endorsements	Skill
6	Screenwriting
3	Producing
3	Directing
2	Line Producing
3	Weapons
1	Marksmanship
2	Acting
1	Aviation
5	Business Strategy
1	Casting

Benjamin also knows about...

Endorsements	Skill
1	Day-trading
1	Investments
5	Marketing
2	Advertising
3	Social Networking
5	Cinematography
5	Entertainment
5	Security
2	Team Leadership
3	Team Building
6	Social Media
1	Business Development
2	Military
2	Video Production
2	Film Production

Additional Info

- **Interests**

Filmmaking, Business Management, Aviation, Stock Market Analysis, Mechanical Engineering.

- **Personal Details**

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US Military Veterans ...
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